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                                                                   EXHIBIT 10.19

[LOGO OF NETSCAPE]


                          TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement ("Agreement") is effective as of the 1st day of July, 1998 ("Effective Date") and is entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View, California 94043, and InfoSpace, Inc. ("Licensee"), a Delaware corporation located at 8424 154th Avenue NE, Redmond, WA 98052.

                                    RECITALS

A. Netscape owns and uses the name(s) and/or trademark(s) and/or registered trademark(s) set forth in Exhibit A (collectively referred to as the
                               ---------
     "Marks"), in connection with its Internet-related software products, services and technology;

B. Licensee offers directory services on the Internet and performs other Internet-related services;

C.   Licensee desires to use the Marks solely in the titles set forth in Exhibit
                                                                         -------
     A in connection with its Internet directory services in the languages and
     -
     geographic territories set forth opposite such titles in Exhibit A; and
                                                              ---------

D. Netscape is willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.   GRANT OF LICENSE.

     1.1 GRANT OF LICENSE. Netscape hereby grants to Licensee a non-exclusive, nontransferable, license to use the Marks only in the titles set forth in

Exhibit A solely in conjunction with Internet  directory services in the
---------
languages and geographic territories set forth in Exhibit A opposite such titles
                                                  ---------
(the "Directory Services") which shall, in part, promote Netscape's products and services, may be jointly developed by Netscape and Licensee, and which services shall reside on Licensee's web site deploying Licensee's servers. Licensee may only use the Marks as a collective whole and shall not separately use any element or elements of the Marks.

     1.2 RESERVATION OF RIGHTS. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Marks or any other trademarks or names containing the Marks, to any third party for use in connection with any goods and services. No right is provided to use the Netscape logo under this Agreement. Without limiting the rights reserved in the first sentence, Netscape hereby reserves any and all rights to use, authorize use or license use of the Marks or any other trademarks or names containing the Marks in any geographic territory and in any language.

2. LICENSE FEE. For the rights granted to Licensee herein, Licensee shall pay Netscape, by cashier's check or wire transfer, a one-time non-refundable license fee of U.S $1.5 Million Dollars at the time of the execution of this Agreement. The license fee due hereunder is exclusive of any applicable taxes. Licensee shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes

-------------
"[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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CONFIDENTIAL AND PROPRIETARY

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based on Netscape's net income [*]. If Licensee is required by law to make any deduction or to withhold from any sum payable to Netscape by Licensee hereunder,
(i) Licensee shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

3.   OWNERSHIP OF MARKS.

     3.1 Netscape hereby warrants that Netscape is the owner of the Marks described herein and that Netscape has the full authority to grant Licensee the rights described herein.

     3.2 Licensee hereby acknowledges that Netscape is the owner of the Marks, and any trademark applications and/or registrations thereto, agrees that it will do nothing inconsistent with such ownership and agrees that all use of the Marks by Licensee shall inure to the benefit of Netscape. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement. Licensee agrees not to register or attempt to register the Marks or the Title as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Marks. Licensee may not register or use the Marks or the Title or an abbreviation of the Marks or the Title as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

4.   USE OF THE MARKS; PROTECTION OF THE MARKS.

     4.1 PROPER USE. Licensee agrees that all use of the Marks shall only occur in connection with the Directory Services and shall be in strict compliance with the terms of this Agreement. Licensee may use the Marks as set forth in Section 1.1 as well as in connection with the promotion of the Directory Services. Licensee shall use the Marks in conformance with Netscape's trademark guidelines ("Trademark Guidelines"), set forth in Exhibit B, which
                                                            ---------
Trademark Guidelines may be revised by Netscape from time to time. Licensee agrees not to use any other trademark or service mark in combination with the Marks other than as described in Section 1.1. Licensee has no right to sublicense, transfer or assign the use of the Marks or use the Marks for any other purpose other than the purpose described herein. Licensee may not use the Mark in connection with, or for the benefit of, any third party's products or services. Licensee further agrees not to use the Marks on or in connection with any products or services that are or could be deemed by Netscape, in its reasonable judgment, to be obscene, pornographic, disparaging of Netscape or its products or services, or otherwise in poor taste, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others.

     4.2 QUALITY STANDARDS. Licensee agrees to maintain a [*] level of quality of the Directory Services performed in connection with the Marks [*] to that found in Licensee's existing Web site services. Licensee further agrees to maintain a level of quality in connection with its use of the Marks [*].

     4.3 MONITORING BY NETSCAPE. Licensee acknowledges that Netscape has no further obligations under this Agreement but that Netscape does have the right to periodically monitor Licensee's use of the Marks in conjunction with the Directory Services. Upon request by Netscape, Licensee shall provide Netscape with representative samples of each such use prior to the time the Marks are published on the Internet or in press materials or marketing or advertising materials. If Netscape determines that Licensee is using the Marks improperly, and/or in connection with Directory Services which do not meet the standards set forth in Section 4.1 or Section 4.2, Netscape shall notify Licensee, and Licensee shall remedy the improper use within 2 business days following receipt of such notice from Netscape. Use of the Marks on goods or services other than the Directory Services or the promotion of the Navigational Services, in a manner inconsistent with the Trademark Guidelines,

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* Confidential Treatment Requested.

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or in connection with an infringement of Netscape's or a third party's rights, including but not limited to rights under trademark, patent, trade secret or copyright, laws shall constitute material breach of this Agreement. If such material breach has not been cured within 2 business days following receipt of notice from Netscape, this Agreement shall be terminated.

     4.4 LEGEND; DISCLAIMER. Licensee shall include with any online publication or publication in print of the Marks a trademark legend indicating that the Marks are those of Netscape, used under license, and a disclaimer that Licensee and not Netscape has produced the Directory Services and is responsible for the content thereof.

     4.5 DIRECTORY SERVICES. If Netscape reasonably determines that the Directory Services contain or present any material that constitutes an infringement of Netscape's trademark, patents, copyrights or trade secrets, Licensee's right to use the Marks pursuant to the grant described in Section 1.1 shall, upon written notice from Netscape of such determination, be suspended until Licensee has revised, removed or removed links to such material to Netscape's reasonable satisfaction. If such revision or removal of, or removal of links to, such material to Netscape's reasonable satisfaction has not occurred within 30 days of the notice from Netscape described in the preceding sentence, Netscape may immediately terminate the license grant described in
Section 1.1. If Netscape reasonably determines that the Directory Services contains or presents any material that could reasonably constitute an infringement of a third party's copyright, trademark, patents or trade secrets, Licensee's rights to use the Marks pursuant to the grant described in Section
1.1 shall, upon written notice from Netscape of such determination, be suspended until Licensee has revised or removed that material to Netscape's reasonable satisfaction. If Licensee has not revised to Netscape's reasonable satisfaction that material or presentation within 7 business days of the notice from Netscape described in the preceding sentence, Netscape may immediately terminate this Agreement.

5. Confidential Information and Disclosure. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees, attorney's, financial advisors on a "need to know" basis, both parties agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party which consent shall not be unreasonably withheld.

6.   INDEMNIFICATION

     6.1 INDEMNIFICATION BY LICENSEE. Licensee agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of Licensee's use of the Marks and content on Licensee's web sites linked to or presented in conjunction with the Marks, except for liability, loss, damages, claims or causes of action arising out of third party claims that Licensee's use of the Marks infringe that third party's valid and subsisting U.S. trademark registration in the Marks. Netscape shall provide Licensee with prompt written notice of any claim for which indemnification is sought and cooperate fully with and allow Licensee to control the defense and settlement of such claim. Netscape may not settle any such claim without Licensee's prior written consent, which consent shall not be unreasonably withheld. Netscape shall have the right, at its own expense, to participate in the defense of any such claim.

     6.2.  [*]

7.   TERMINATION

     7.1 TERM AND TERMINATION. This Agreement and the term of the license granted herein shall be [*] unless terminated as provided in Section 4.3,
Section 4.5 or this Section 7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following: (a) any material breach by Licensee of its obligations under this Agreement which remains uncured for 30 days or more following written

------------------------------------
* Confidential Treatment Requested.

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notice of such breach from Netscape, (b) use of the Marks by Licensee in a manner which is disparaging of Netscape or its products and services and which remains uncured for 2 business days following notice from Netscape, (c) Licensee decides not to develop and launch the Directory Services, or (d) the Directory Services are discontinued.

     7.2 EFFECT OF TERMINATION. Upon termination of the Agreement, Licensee agrees it shall immediately cease any and all use of the Marks.

8.   GENERAL

     8.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

     8.2  ENTIRE AGREEMENT.  This Agreement, including Exhibit A and Exhibit B
                                                       ---------     ---------
attached hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

     8.3 ASSIGNMENT. Licensee may not assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

     8.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered or (b) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or 2 days after deposit with such express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

   LICENSEE:                    NETSCAPE:
   InfoSpace, Inc.              Netscape Communications Corporation
   --------------------         501 East Middlefield Road, MV-002
   8424 154th Avenue NE         Mountain View, CA 94043
   --------------------         Fax: (415) 528-4123
   Redmond, WA 98052            Attn: General Counsel
   --------------------
   Attn: Naveen Jain
         --------------

     8.5 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

     8.6 WAIVER. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

     8.7 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     8.8 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     8.9 SURVIVAL. The provisions of Section 1.2 (Reservation of Rights), 3 (Ownership of Marks), 4.4 (Legend; Disclaimer), 5 (Confidential Information and Disclosure), 6 (Indemnification by Licensee), 7.2 (Effect of Termination) and 8 (General) will survive any termination of this Agreement.

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     8.10   EQUITABLE RELIEF.  Licensee recognizes and acknowledges that a breach by Licensee of this Agreement will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Marks. In the event of any default or breach by Licensee that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Marks, Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

     8.11 SEVERABILITY. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

     8.12 ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees and expenses, including costs and fees on appeal.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

INFOSPACE, INC.                             NETSCAPE COMMUNICATIONS
                                            CORPORATION

By: /s/ Naveen Jain                         By: /s/ Noreen Bergin
   ----------------------                      --------------------------
Name:  Naveen Jain                          Name:  Noreen G. Bergin
     --------------------                         -----------------------
Title:  President & CEO                     Title: Senior Vice President
       ------------------                         -----------------------
Date:   07/01/98                            Date:  07/01/98
       ------------------                         -----------------------

Exhibit A:  Marks; Titles; Target Language and Geographic Combinations
----------
Exhibit B:  Trademark Guidelines
----------
                                            Reviewed By
                                            NETSCAPE LEGAL
                                            Initial [illegible]
                                                    -------------------

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                                   EXHIBIT A
           MARKS; TITLES; TARGET LANGUAGE AND GEOGRAPHIC COMBINATIONS



MARKS:  NETSCAPE

TITLE                          TARGET LANGUAGE       GEOGRAPHIC TERRITORY
-----                          ---------------       --------------------
NETSCAPE WHITE PAGES BY        U.S. ENGLISH          U.S.A.
INFOSPACE


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                                   EXHIBIT B

                            TRADEMARK USE GUIDELINES

(The Trademark Usage Guidelines attached hereto are as of June 30, 1998 and may be revised from time to time) The current Netscape's Trademark Guidelines are published at the following URL:

     http://home.netscape.com/misc/trademarks.html#trademarks

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